LICENSE AGREEMENT

  October 10th, 1998

  Between Global Business Information Directory, Inc. (the
  "Company"), a Delaware company and Stephen Wayne Carmichael (the "Supplier"), of 5575 Eleanor Street, Burnaby, BC, Canada, V5J 3E1

  The agreement shall state the following

  1. The Supplier shall supply the Company with the ideas, technology direction, preliminary financing and management in the creation of a business-to-business
      Internet telephone directory (the "Directory") to be further developed by the Company.

  2.  The Company will issue 3,000,000 shares (the
      "Shares") to the Supplier.

  3. The Company shall be the sole owner of the Directory and its accompanying technology upon delivery of the Shares.

  4. Upon delivery of the Shares, the Supplier will hold no further claim to the Directory and/or any associated technology.

  This agreement is dated October 10, 1998 in Vancouver, BC, Canada

  Accepted and agreed by:



  GLOBAL BUSINESS INFORMATION DIRECTORY, INC.


  /s/Derick Walker
  Derick Walker (Board Member)




  /s/Stephen W. Carmichael
  Stephen W. Carmichael